UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/28/2005

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
002-89800	TNP ENTERPRISES, INC. TX 4100 International Plaza, P.O. Box 2943, Fort Worth, TX 76113 (817) 731-0099	75-1907501
002-97230	TEXAS NEW MEXICO POWER CO TX 4100 International Plaza, P.O. Box 2943, Fort Worth, TX 76113 (817) 731-0099	75-0204070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On February 28, 2005, PNM Resources, Inc. ("PNMR") and Texas-New Mexico Power Company ("TNMP") reached an agreement (the "Stipulation") in New Mexico with the Staff of the Utility Division of the New Mexico Public Regulation Commission ("NMPRC"); the New Mexico Industrial Energy Consumers; and Patricia Madrid, the Attorney General of the State of New Mexico. The Stipulation is unopposed and was filed with the NMPRC on February 28.   If approved by the NMPRC, this agreement will settle all matters in the New Mexico regulatory proceedings relating to PNMR's acquisition of TNP Enterprises, Inc. ("TNP").

As part of the overall agreement, TNMP agreed to implement a three-phase rate reduction totaling 15 percent, beginning in January 2005 and ending in December 2010. The rate reduction will lower TNMP's New Mexico rates by $9.6 million in the first year.

The Stipulation also:

* allows TNMP an imputed 55/45 debt/equity structure with an assumed rate of return on equity of 10.5 percent;

* maintains Public Service Company of New Mexico, PNMR's principal subsidiary, as the power supplier for TNMP's New Mexico load through 2010;
* calls for the integration of TNMP's New Mexico assets into PNM effective January 1, 2007.   The companies will maintain separate rates through 2010.
* includes an agreement by TNMP and PNMR to maintain TNMP's current transmission and distribution construction centers, local offices and the current number of TNMP employees in New Mexico performing transmission and distribution field services for two years after the closing of the transaction, other than reductions through attrition, voluntary severance or early retirement.

The rate reductions and other agreements in the Stipulation, including agreements related to Public Service of New Mexico's operations and rates, are contingent on the completion of PNMR's acquisition of TNP.

The proposed acquisition also needs approval from federal officials, including the Securities and Exchange Commission and the Federal Energy Regulatory Commission ("FERC"), and a finding that the acquisition is in the public interest from the Public Utility Commission of Texas ("PUCT"). As reported in a Form 8-K filed on February 8, 2005, an agreement has been reached with respect to the regulatory proceedings in Texas and a stipulation filed with the PUCT. PUCT consideration of the transaction is pending. As reported below, FERC has approved the acquisition.

Item 8.01.    Other Events

On March 2, 2005, the Federal Energy Regulatory Commission approved PNMR's acquisition of TNP.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements made in this Report and documents we file with the SEC that relate to future events or our expectations, projections, estimates, intentions, goals, targets and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and we assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, we caution you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect our future financial condition, cash flow and operating results. These factors include risks and uncertainties relating to the receipt of regulatory approvals of the proposed settlement. For a detailed discussion of the important factors that affect us and that could cause actual results to differ from those expressed or implied by our forward-looking statements, please see our current and future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with the SEC.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

TNP ENTERPRISES, INC.

Date: March 04, 2005.	By:	/s/ Theodore A. Babcock
Theodore A. Babcock
Chief Financial Officer

Texas-New Mexico Power Company

Date: March 04, 2005.	By:	/s/ Scott Forbes
Scott Forbes
Senior Vice President & Chief Financial Officer